SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549



                               FORM 8-K

                            CURRENT REPORT


                 Pursuant to Section 13 or 15 (d) of
                 the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 1999

                            HADRON, INC.
_________________________________________________________________

      (Exact name of the registrant as specified in its charter)


         New York                0-5404            11-2120726
_________________________     ____________   ____________________
  (state of other juris-      (Commission    (I.R.S. Employer
 diction of incorporation)     File Number)   Identification No.)


7611 Little River Turnpike, Ste. 404W, Annandale, VA        22003
_________________________________________________________________
(Address of principal executive officer)               (Zip Code)

Registrant's telephone number, including area code: (703) 642-9404


                           Not Applicable
_________________________________________________________________
    (Former name or former address, if changed since last report)

                 The Exhibit Index appears on Page 4
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Item 5.   Other

(a)

  Hadron, Inc. (the "Company") entered into a Loan and Security Agreement dated June 29, 1999 (the "Loan Agreement") among the Company, United Bank and each of the Company's wholly owned subsidiaries, Avenue Technologies, Inc., Vail Research and Technology Corporation, Sycom Services, Inc., and Engineering & Information Services, Inc. The Loan Agreement provides the Company with a one-year $1.5 million line of credit facility (the "Credit Facility") and a three-year $1.5 million term loan (the "Term Loan"). Interest on each of the facilities is at the prime rate plus 150 basis points. Dr. C.W. Gilluly, Chairman of the Company, and his wife have personally guaranteed the Term Loan.

  The Credit Facility replaces the Company's previous line of credit with Century National Bank. Proceeds from the Term Loan were used to repay the Company's $1.5 million in short-term notes that were issued in connection with the Company's May 1999 acquisition of Avenue Technologies, Inc. ("ATI"). The Term Loan provides for monthly principal payments of $41,667, plus interest.

  The Term Loan and the Credit Facility are secured by the accounts receivable and other assets of the Company. In addition, the convertible notes issued by the Company to the former shareholders of ATI in connection with the Company's acquisition of ATI were subordinated to the Company's obligations under the Term
Note and the Credit Facility.

(b)

  During June 1999, George E. Fowler, S. Amber Gordon, Donald E. Jewell, Robert J. Lynch and Donald E. Ziegler, all of whom are officers or directors of the Company, converted their respective $24,000 two-year convertible promissory notes into 40,000 shares each of the Company's common stock at the stated exercise price of $.60 per share.


(c)
  In June 1999, Dr. C.W Gilluly exercised warrants to acquire 400,000 shares of the Company's common stock at a purchase price of $.25 per share.

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                              SIGNATURE


   Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              HADRON, INC.




Date: July 14, 1999           By: /S/ C.W. GILLULY
                              ---------------------------
                              C.W. Gilluly
                              Chairman and Chief Executive Officer

                            EXHIBIT INDEX

Exhibit


10.1        $1,500,000 Commercial Note in favor of United Bank dated
            June 29, 1999.


10.2 $1,500,000 Revolving Commercial Note in favor of United Bank dated June 29, 1999.


10.3 Loan and Security Agreement between United Bank and Hadron, Inc., Avenue Technologies, Inc., Vail Research and Technology Corporation, SyCom Services, Inc., and Engineering & Information Services, Inc. dated June 29, 1999.

10.4 Guaranty of Payment between United Bank and Hadron, Inc., Avenue Technologies, Inc., Vail Research and Technology Corporation, SyCom Services, Inc., and Engineering &
            Information Services, Inc. dated June 29, 1999.

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